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                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 for registration of 100,000 shares of common stock pertaining to the Retirement Savings Plan of Friedman's Inc. of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in the Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP

Jacksonville, Florida
June 29, 1998